UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

DZS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400

Plano, TX 75024

(Address of Principal Executive Offices, Including Zip Code)

(469) 327-1531

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

On June 7, 2021 the Audit Committee of DZS Inc. (“the Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately. The Company’s decision to change independent registered public accounting firms occurred following receipt and review of a number of proposals from independent registered public accounting firms, including Grant Thornton, to perform the audit of the Company’s financial statements for the fiscal year ending December 31, 2021.

Grant Thornton’s reports on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 7, 2021, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act of 1934, as amended, and the related instructions thereto (“ Regulation S-K ”), with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Also during the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 7, 2021, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses in the Company’s internal control over financial reporting relating to the matters as of December 31, 2019, which have been remediated as of December 31, 2020, as previously reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The matters disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“Form 10-K”) related to: an insufficient complement of personnel with appropriate accounting knowledge, experience and training in the application of US GAAP, including accounting for significant unusual transactions; the Company’s failure to maintain an effective control environment as it did not appropriately identify internal controls over inventory valuation and revenue; and the Company’s failure to design and maintain effective controls over the financial closing process, including controls surrounding monitoring and review of the activity of its foreign subsidiaries.

The Company has provided Grant Thornton with the disclosures under this Item 4.01(a), and has requested Grant Thornton to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in this Item 4.01(a). Grant Thornton’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On June 7, 2021, the Audit Committee of the Company appointed Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm, effective upon the dismissal of Grant Thornton on June 7, 2021 to audit the Company’s consolidated financial statements for the year ending December 31, 2021. During the years ended December 31, 2020 and 2019, and the subsequent interim period through June 7, 2021, neither the Company nor anyone on the Company’s behalf consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated June 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2021	DZS Inc.

	By:	/s/ Thomas Cancro
Thomas Cancro
Chief Financial Officer